UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2021

ALSET EHOME INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39732	83-1079861
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 210

Bethesda, Maryland 20814

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (301) 971-3940

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	AEI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Subscription Agreement to Purchase Shares of Document Security Systems, Inc.

On September 3, 2021, Alset EHome International Inc. (the “Company”), entered into a subscription agreement (the “Subscription Agreement”) to purchase 12,155,591 shares of the common stock of Document Security Systems, Inc. (“DSS”) for a price of $1.234 per share for an aggregate purchase price of approximately $15 Million. This transaction closed on September 8, 2021.

Prior to this transaction, the Company indirectly held a significant investment in DSS through majority-owned subsidiaries. The Company’s Chairman and CEO, Chan Heng Fai, and a member of the Company’s Board of Directors, Wu Wai Leung William, each serve on both the Company’s Board and the Board of DSS. Each of Mr. Chan and Mr. Wu recused themselves from any deliberation or vote regarding this investment in DSS. The Audit Committee of the Company’s Board of Directors reviewed, approved and determined that it is advisable and in the best interests of the Company to complete the transaction described above. The Company’s Board of Directors approved the Subscription Agreement and the transaction in connection therewith.

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Subscription Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

DSS Investment into American Pacific Bancorp, Inc.

On September 8, 2021, the Company’s subsidiary American Pacific Bancorp, Inc. (“APB”) entered into a purchase agreement (the “Purchase Agreement”) for APB to sell DSS 6,666,700 shares of the Class A Common Stock of APB for $6.00 per share, for an aggregate purchase price of $40,000,200. This transaction closed on September 9, 2021. Following this transaction, DSS has become the majority owner of APB.

Each of Mr. Chan and Mr. Wu recused themselves from any deliberation or vote regarding the transactions between APB and DSS. The Audit Committee of the Company’s Board of Directors reviewed, approved and determined that it is advisable and in the best interests of the Company for APB to complete the sale of APB Class A Common Stock to DSS. The Company’s Board of Directors approved the Purchase Agreement and the transaction in connection therewith. The Board of Directors of APB also approved this transaction.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures set forth in Item 1.01 of this Current Report are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

September 8, 2021 and September 9, 2021 Press Releases

On September 8, 2021, the Company issued a press release (the “DSS Press Release”) describing the closing of the Company’s investment in DSS as described in Item 1.01, above. On September 9, 2021, the Company issued a press release (the “APB Press Release”) describing the closing of DSS’ investment in the Company’s subsidiary APB.

A copy of the DSS Press Release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the APB Press Release is being furnished as Exhibit 99.2 to this Current Report on Form 8-K. The information contained in either the DSS Press Release or the APB Press Release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in the DSS Press Release and the APB Press Release is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in either the DSS Press Release or APB Press Release constitutes material investor information that is not otherwise publicly available.

This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. The Company disclaims any obligation to, and will not, update any forward-looking statements to reflect events or circumstances after the date hereof. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 9.01 Financial Statements and Exhibits.

Number	Description

10.1	Subscription Agreement by and among Document Security Systems, Inc. and Alset EHome International, Inc., dated as of September 3, 2021.
10.2	Class A Common Stock Purchase Agreement, dated as of September 8, 2021 among American Pacific Bancorp, Inc. and Document Security Systems, Inc.
99.1	Press Release dated September 8, 2021
99.2	Press Release dated September 9, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALSET EHOME INTERNATIONAL INC.

Date: September 10, 2021	By:	/s/ Rongguo Wei
	Name:	Rongguo Wei
	Title:	Co-Chief Financial Officer